Exhibit 99.21

EQUITY COMMITMENT LETTER

November 19, 2020

CBPO Holdings Limited

PO Box 309, Ugland House
Grand Cayman, KY1-1104
Cayman Islands

Ladies and Gentlemen:

This letter agreement sets forth the commitment of Biomedical Treasure Limited, an exempted company with limited liability incorporated under the Laws of the Cayman Islands (“Sponsor”), subject to the terms and conditions contained herein, to purchase, directly or indirectly, certain equity interests of CBPO Holdings Limited, an exempted company incorporated with limited liability under the Laws of the Cayman Islands (“Parent”). It is contemplated that, pursuant to that certain Agreement and Plan of Merger, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among Parent, CBPO Group Limited, an exempted company incorporated with limited liability under the Laws of the Cayman Islands and a wholly owned subsidiary of Parent (“Merger Sub”) and China Biologic Products Holdings, Inc., an exempted company organized and existing under the Laws of the Cayman Islands (the “Company”), Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the merger (“Surviving Company”) as a direct wholly owned subsidiary of Parent. Concurrently with the delivery of this letter agreement, each of Biomedical Future Limited and CC China (2019B) L.P. (collectively, the “Other Sponsors”) is entering into a letter agreement in a form and content substantially identical (other than for the amount of the Commitment) to this letter agreement (collectively, the “Other Sponsor Equity Commitment Letters”) committing to purchase or cause to be purchased certain equity interests of Parent. Concurrently with the delivery of this letter agreement, CPEChina Fund III, L.P., a limited partnership incorporated under the laws of the Cayman Islands (“CPE”) is entering into a letter agreement with Sponsor, committing to purchase or cause to be purchased certain equity interests of Sponsor in cash in an amount set forth therein which commitment will be used by Sponsor for purpose of funding its Commitment hereunder. This letter agreement is being delivered to Parent concurrently with the execution and delivery of the Merger Agreement by the Company, Parent and Merger Sub. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Merger Agreement.

1.                  Commitment. This letter agreement confirms the commitment of Sponsor, subject to the terms and conditions set forth herein, to contribute (or cause to be contributed) (the “Contribution”) to Parent, at or prior to the Effective Time, cash in the amount of up to US$450,000,000 (such amount, as may be reduced pursuant to this Section 1, the “Commitment”), in exchange for equity securities of Parent to be issued to Sponsor; provided that in the event that prior to the Closing, Sponsor or any of its Affiliates completes the acquisition of any Ordinary Shares from PW Medtech Group Limited (普华和顺集团公司), an exempted company with limited liability incorporated in the Cayman Islands (“PWM”), pursuant to that certain share purchase agreement, dated as of October 26, 2020, entered into by and between PWM and Sponsor (“the PWM SPA”), then the Commitment shall be automatically reduced by an amount equal to the number of Ordinary Shares so acquired multiplied by the Per Share Merger Consideration. Such Commitment, and the corresponding commitments under the Other Sponsor Equity Commitment Letters, shall be used by Parent, to the extent necessary, solely for the purpose of funding (or cause to be funded) a portion of the aggregate Per Share Merger Consideration required to be paid by Parent pursuant to the Merger Agreement. Sponsor shall not, under any circumstances, be obligated to contribute, directly or indirectly, more than the Commitment to Parent, Merger Sub or any other Person pursuant to the terms of this letter agreement, and the liability of Sponsor hereunder shall not exceed the amount of the Commitment less any portion of the Commitment that has been funded in accordance with the terms hereof. In the event that Parent does not require all of the funds to which Sponsor and the Other Sponsors have committed pursuant to this letter agreement and the Other Sponsor Equity Commitment Letters, as the case may be, to consummate the Merger, the amount of the Commitment to be funded under this letter agreement may be reduced in a manner agreed by Parent, Sponsor and the Other Sponsors but only to the extent that Parent and Merger Sub have sufficient fund to consummate the Merger and other transactions contemplated by the Merger Agreement following such reduction.

2.                  Conditions. The Contribution, including the obligation of Sponsor to fund the Commitment, shall be subject to (a) the execution and delivery of the Merger Agreement and the Other Sponsor Equity Commitment Letters by the parties thereto, (b) the satisfaction in full or waiver by Parent (pursuant to the terms of the A&R Consortium Agreement) of each of the conditions to Parent’s and Merger Sub’s obligations to consummate the Closing under Section 7.1 and Section 7.2 of the Merger Agreement (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the prior or substantially concurrent satisfaction or waiver of such conditions), (c) either the substantially contemporaneous consummation of the Closing in accordance with the terms of the Merger Agreement or the obtaining by the Company in accordance with Section 9.12 of the Merger Agreement of an Order requiring Parent and Merger Sub to cause the Equity Financing to be funded and to consummate the Closing, (d) the Debt Financing (or any Alternative Financing, if applicable) has been funded or will be funded substantially concurrently if the Equity Financing is funded at the Closing, and (e) the substantially contemporaneous closing of the contributions contemplated by the Other Sponsor Equity Commitment Letters, provided that the satisfaction or failure of the condition set forth in this sub-clause (e) shall not limit or impair the ability of Parent or the Company to seek enforcement of the obligations of Sponsor under and in accordance with this letter agreement, if (x) Parent or the Company, as applicable, is also concurrently seeking enforcement of each of the Other Sponsor Equity Commitment Letters or (y) each Other Sponsor has satisfied or will satisfy its obligations under its Other Sponsor Equity Commitment Letter in full concurrently with or prior to the funding of the Commitment by Sponsor hereunder in accordance with this letter agreement, and (f) PWM Closing has not yet occurred prior to Closing, provided that the Commitment shall be automatically reduced pursuant to Section 1 if the contemplated purchase and sale of Ordinary Shares under the PWM SPA is partially but not fully consummated. “PWM Closing” means the consummation of the purchase and sale of all of the Ordinary Shares contemplated under the PWM SPA.

3.                  Limited Guarantee. Concurrently with the execution and delivery of this letter agreement, Sponsor is executing and delivering to the Company a limited guarantee, dated as of the date hereof, related to certain payment obligations of Parent and Merger Sub under the Merger Agreement (the “Limited Guarantee”). The Company’s (i) remedies against Sponsor and its successors and assigns under the Limited Guarantee, (ii) remedies against Parent and Merger Sub and their respective successors and assigns under the Merger Agreement, and (iii) remedies against Sponsor and its successors and assigns pursuant to the Company Third Party Beneficiary Rights (as defined below) hereunder shall be, and are intended to be, the sole and exclusive direct or indirect remedies available to the Company, any of the direct or indirect shareholder of the Company or any of its subsidiaries, any Affiliate of the Company or such shareholder, or any of the Affiliates, equity holders, controlling persons, directors, officers, employees, members, managers, general or limited partners, representatives, advisors or agents of the foregoing against Sponsor or any of the Sponsor Affiliates (as defined below) in respect of any liabilities, losses, damages, obligations or recoveries of any kind (including special, exemplary, consequential, indirect or punitive damages or damages arising from loss of profits, business opportunities or goodwill, diminution in value or any other losses or damages, whether at law, in equity, in contract, in tort or otherwise) arising under, or in connection with any breach of the Merger Agreement (whether willfully, intentionally, unintentionally or otherwise) or of the failure of the Merger to be consummated for any reason or otherwise in connection with the transactions contemplated hereby and thereby or in respect of any representations made or alleged to have been made in connection therewith (whether or not Parent or Merger Sub’s breach is caused by the breach by Sponsor of its obligations under this letter agreement).

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4.                  Enforceability; Company Third Party Beneficiary Rights. This letter agreement may only be enforced by Parent and none of Company’s, Parent’s or Merger Sub’s creditors nor any other Person that is not a party to this letter agreement shall have any direct or indirect right to enforce this letter agreement or to cause Parent to enforce this letter agreement; provided that if and to the extent the Company is entitled to specific performance requiring Parent and Merger Sub to cause the Equity Financing to be funded and to consummate the Closing pursuant to, and subject to the conditions in, Section 9.12 of the Merger Agreement, and subject to the conditions described in Section 2 of this letter agreement, and subject further to Section 6 of this letter agreement, the Company is hereby made a third party beneficiary of the rights granted to Parent under this letter agreement to the extent, and only to the extent, of the rights set forth in Sections 1, 4, 5, 6 and 16 and shall be entitled to an injunction, specific performance or other equitable remedy to cause the Commitment to be funded hereunder in accordance with Section 1 hereof (the “Company Third Party Beneficiary Rights”). Subject to the Company Third Party Beneficiary Rights, Sponsor and Parent hereby agree that their respective agreements and covenants set forth herein are solely for the benefit of the other party hereto, in accordance with and subject to the terms of this letter agreement. In no event shall this letter agreement be enforced by any Person, unless (i) the enforcement of the Other Sponsor Equity Commitment Letters are being substantially concurrently pursued by Parent or the Company or (ii) each Other Sponsor has satisfied or will satisfy its obligations in full under its Other Sponsor Equity Commitment Letter concurrently with or prior to the funding of the Commitment by Sponsor hereunder in accordance with this letter agreement.

5.                  No Modification; Entire Agreement. This letter agreement may not be amended or otherwise modified without the prior written consent of (i) Parent and Sponsor and CPE, and (ii) with respect to any provisions of this letter agreement with respect to which the Company is expressly made a third party beneficiary pursuant to Section 4 of this letter agreement, the Company. This letter agreement, together with the Merger Agreement, the A&R Consortium Agreement (as amended from time to time), the Other Sponsor Equity Commitment Letters, the Limited Guarantee, the Other Guarantees (as defined in the Limited Guarantee), the Support Agreement and the Confidentiality Agreements constitutes the sole agreement, and supersedes all prior agreements, understandings and statements, written or oral, between Sponsor or any of its Affiliates, on the one hand, and Parent or any of its Affiliates, on the other, with respect to the transactions contemplated hereby.

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6.                  Governing Law; Jurisdiction.

(a)               Subject to Section 6(c), this letter agreement and all disputes or controversies arising out of or relating to this letter agreement or the transactions contemplated hereby shall be interpreted, construed and governed by and in accordance with the Laws of the State of New York without regard to the conflicts of Law principles thereof that would subject such matter to the Laws of another jurisdiction.

(b)               Any disputes, actions and proceedings against any party hereto or arising out of or in any way relating to this letter agreement shall be submitted to the Hong Kong International Arbitration Centre (“HKIAC”) and resolved in accordance with the Arbitration Rules of HKIAC in force at the relevant time and as may be amended by this Section 6 (the “Rules”). The place of arbitration shall be Hong Kong. The official language of the arbitration shall be English and the tribunal shall consist of three (3) arbitrators (each, an “Arbitrator”). The claimant(s), irrespective of number, shall nominate jointly one (1) Arbitrator; the respondent(s), irrespective of number, shall nominate jointly one (1) Arbitrator; and a third (3rd) Arbitrator will be nominated jointly by the first two (2) Arbitrators and shall serve as chairman of the arbitration tribunal. In the event the claimant(s) or respondent(s) or the first two (2) Arbitrators shall fail to nominate or agree the joint nomination of an Arbitrator or the third (3rd) Arbitrator within the time limits specified by the Rules, such Arbitrator shall be appointed promptly by the HKIAC. The arbitration tribunal shall have no authority to award punitive or other punitive-type damages. The award of the arbitration tribunal shall be final and binding upon the disputing parties. Any party to an award may apply to any court of competent jurisdiction for enforcement of such award and, for purposes of the enforcement of such award, the parties irrevocably and unconditionally submit to the jurisdiction of any court of competent jurisdiction and waive any defenses to such enforcement based on lack of personal jurisdiction or inconvenient forum.

(c)               Notwithstanding the foregoing, the parties hereto hereby consent to and agree that in addition to any recourse to arbitration as set out in this Section 6, any party or the Company may, to the extent permitted under the Laws of the jurisdiction where application is made, seek an interim injunction from a court or other authority with competent jurisdiction and, notwithstanding that this letter agreement is governed by the Laws of the State of New York, a court or authority hearing an application for injunctive relief may apply the procedural Law of the jurisdiction where the court or other authority is located in determining whether to grant the interim injunction. For the avoidance of doubt, this Section 6(c) is only applicable to the seeking of interim injunctions and does not restrict the application of Section 6(b) in any way.

7.                  Counterparts. This letter agreement shall not be effective until it has been executed and delivered by all parties hereto. This letter agreement may be executed by facsimile or electronic transmission in pdf format, and in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

8.                  No Third Party Beneficiaries. Subject to and except for the Company Third Party Beneficiary Rights, the parties hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other party hereto, in accordance with and subject to the terms of this letter agreement, and this letter agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder or any rights to enforce the Commitment or any provision of this letter agreement; provided, that, (a) notwithstanding anything to the contrary in this letter agreement, each Sponsor Affiliate (as defined below) shall be a third party beneficiary of any provisions herein that are for the benefit of such Sponsor Affiliate (including the provisions of Sections 3 and 11), and all such provisions shall survive any termination of this letter agreement indefinitely, and (b) CPE shall be expressly made a third party beneficiary hereunder and shall be entitled to specifically enforce the rights granted to Sponsor herein as if it were Sponsor hereunder. Without limiting the foregoing, Parent’s, the Company’s and/or their respective Affiliates’ creditors shall have no right to enforce this letter agreement or to cause Parent to enforce this letter agreement, directly or indirectly.

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9.                  Confidentiality. This letter agreement shall be treated as confidential and is being provided to Parent solely in connection with the Merger. This letter agreement may not be used, circulated, quoted, disclosed or otherwise referred to in any document (except for the Merger Agreement and any agreement or documents contemplated therein), except with the written consent of the other party; provided, however, that the existence and content of this letter agreement may be disclosed (a) by each of Sponsor and Parent to the Other Sponsors, the Company or their Representatives; (b) to the extent required by Law, the applicable rules of any national securities exchange or in connection with any SEC filings relating to the Merger and in connection with any litigation relating to the Merger, the Merger Agreement or the transactions as permitted by or provided in the Merger Agreement (provided that, to the extent practicable, Sponsor shall be provided with a reasonable opportunity to review and comment on such required disclosure in advance of such disclosure being made), and (c) by Sponsor to any Sponsor Affiliate that needs to know of the existence of and content of this letter agreement and is subject to the confidentiality obligations set forth herein.

10.              Termination. This letter agreement, and the obligation of Sponsor to fund the Commitment (as may be reduced pursuant to Section 1), will terminate automatically and immediately upon the earliest to occur of (a) the Closing, but subject to the performance of the funding of the Commitment by Sponsor; (b) the occurrence of the PWM Closing, (c) the valid termination of the Merger Agreement in accordance with its terms; (d) the discharge in full of Sponsor’s obligation to complete the funding of the Commitment (as reduced pursuant to Section 1) at or prior to the Closing; (e) the Company’s receipt in full of the Parent Termination Fee under the Merger Agreement; or (f) the assertion by the Company or any of its Affiliates, directly or indirectly, in any litigation or other legal proceeding, of any claim, whether in tort, contract or otherwise, against any of Sponsor, any Sponsor Affiliate, Parent or Merger Sub, arising out of or otherwise relating to this letter agreement, the Limited Guarantee, the Merger Agreement or any of the transactions contemplated hereby or thereby (other than (x) a claim seeking an Order of specific performance or other equitable relief to cause the funding of the Commitment in accordance with Section 4 hereof or (y) a claim seeking an Order of specific performance or other equitable relief against Parent or Merger Sub in accordance with Section 9.12 of the Merger Agreement). Upon termination of this letter, Sponsor shall not have any further obligations or liabilities hereunder.

11.              No Recourse. Notwithstanding anything that may be expressed or implied in this letter agreement, or any document or instrument delivered in connection herewith, Parent, by its acceptance of the benefits of this letter agreement, covenants, agrees and acknowledges that (a) no Person (other than Sponsor, Parent and their respective successors and permitted assigns) has any obligation hereunder (whether of an equitable, contractual, tort, statutory or other nature), and (b) notwithstanding that Sponsor may be a partnership or limited liability company, Parent has no right of recovery under this letter agreement or under any document or instrument delivered in connection herewith or in respect of any representations made or alleged to have been made in connection herewith or therewith, or for any claim based on, in respect of, or by reason of, such obligations or their creation, against, and no recourse shall be had against, and no personal liability shall attach to, CPE, the former, current or future direct or indirect equity holders, controlling persons, Affiliates, portfolio companies, directors, officers, employees, agents, advisors, representatives, members, managers, general or limited partners or assignees of CPE, Sponsor, any investment fund or vehicle advised or managed by CPE or Sponsor, or any former, current or future direct or indirect equity holder, controlling person, director, officer, employee, general or limited partner, member, manager, Affiliate, portfolio companies, agent, advisors or representatives of any of the foregoing (each, a “Sponsor Affiliate”), through Sponsor or otherwise, whether by or through attempted piercing the corporate veil, by or through a claim (whether at law or equity or in tort, contract or otherwise) by or on behalf of Parent or Sponsor against any Sponsor Affiliates, whether by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Law, or otherwise. For the avoidance of doubt, none of Sponsor, Parent, Merger Sub, the Other Sponsors or their respective successors and assigns under the Merger Agreement, this letter agreement, the Other Sponsor Equity Commitment Letters, the Limited Guarantee or the Other Guarantees (as defined in the Limited Guarantee) shall be a Sponsor Affiliate.

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12.              Representations and Warranties of Sponsor. Sponsor hereby represents and warrants that (a) it is duly incorporated, validly existing and in good standing under the laws of the jurisdiction in which it is formed and has all requisite corporate or similar power and authority to execute, deliver and perform this letter agreement; (b) the execution, delivery and performance of this letter agreement by Sponsor have been duly authorized by all necessary action on Sponsor’s part and do not contravene any provision of Sponsor’s organizational documents or any Law, regulation, rule, decree, order, judgment or contractual restriction binding on Sponsor or its assets; (c) except as is not, individually or in the aggregate, reasonably likely to impair or delay Sponsor’s performance of its obligations in any material respect, all consents, approvals, authorizations, permits of, filings with and notifications to, any governmental authority necessary for the due execution, delivery and performance of this letter agreement by Sponsor have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any governmental authority or regulatory body is required in connection with the execution, delivery or performance of this letter agreement; (d) this letter agreement has been duly and validly executed and delivered by Sponsor and (assuming due execution and delivery of this letter agreement, the Merger Agreement and the Limited Guarantee by the respective parties hereto and thereto, other than Sponsor) constitutes a legal, valid and binding obligation of Sponsor enforceable against Sponsor in accordance with its terms, subject to the Bankruptcy and Equity Exception; and (e) Sponsor will have, prior to the Effective Time, the financial capacity to pay the Commitment and perform its obligations under this letter agreement.

13.              Representations and Warranties of Parent. Parent hereby represents and warrants to Sponsor that (a) it is duly incorporated, validly existing and in good standing under the laws of the jurisdiction in which it is formed and has all requisite corporate or similar power and authority to execute, deliver and perform this letter agreement; (b) the execution, delivery and performance of this letter agreement have been duly authorized by all necessary action on Parent’s part and do not contravene any provision of Parent’s organizational documents or any Law, regulation, rule, decree, order, judgment or contractual restriction binding on Parent or its assets; (c) all consents, approvals, authorizations, permits of, filings with and notifications to, any governmental authority necessary for the due execution, delivery and performance of this letter agreement by Parent have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any governmental authority or regulatory body is required in connection with the execution, delivery or performance of this letter agreement; and (d) this letter agreement has been duly and validly executed and delivered by Parent and (assuming due execution and delivery of this letter agreement, the Merger Agreement and the Limited Guarantee by the respective parties hereto and thereto, other than Parent) constitutes a legal, valid and binding obligation of Parent enforceable against Parent in accordance with its terms, subject to the Bankruptcy and Equity Exception.

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14.              Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person or upon confirmation of receipt when transmitted by facsimile transmission or by electronic mail or on receipt after dispatch by registered or certified mail, postage prepaid, addressed, or on the next business day if transmitted by international overnight courier, in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to Sponsor, to:

18 F, Jialong International Tower

No. 19, Chaoyang Park Road

Chaoyang District, Beijing

PRC 100125

Attention: Joseph Chow

Email: chow_joseph2000@yahoo.com

With a copy to (which shall not constitute notice):

Merits & Tree Law Offices

5th Floor, Raffles City Beijing Office Tower

No.1 Dongzhimen South Street

Dongcheng District, Beijing

PRC 100007

Attention: Youyuan Jin

Email: youyuan.jin@meritsandtree.com

If to Parent, to:

c/o PO Box 309, Ugland House
Grand Cayman, KY1-1104
Cayman Islands

with a copy to:

Suite 1008, Two Pacific Place, 88 Queensway, Hong Kong
Attention: Andrew Chan

with a copy to (which shall not constitute notice):

Kirkland & Ellis

26th Floor, Gloucester Tower, The Landmark

15 Queen’s Road Central, Hong Kong

Attention: Gary Li; Xiaoxi Lin

Facsimile: +852 3761 3301
Email: gary.li@kirkland.com; xiaoxi.lin@kirkland.com

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15.              Waiver of Jury Trial. EACH OF THE PARTIES TO THIS LETTER AGREEMENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS LETTER AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 15.

16.              Assignment. This letter agreement shall not be assigned by any of the parties (whether by operation of Law or otherwise) without the prior written consent of the other party hereto, CPE and the Company (which shall be given or withheld solely in the discretion of the other party, CPE and the Company). Any attempted assignment in violation of this Section 16 shall be null and void.

17.              Severability. Any term or provision of this letter agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the sole extent of such invalidity or unenforceability without rendering invalid or unenforceable the remainder of such term or provision or the remaining terms and provisions of this letter agreement in any jurisdiction and, if any provision of this letter agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

18.              Interpretation. Headings of the Sections of this letter agreement are for convenience of the parties only and shall be given no substantive or interpretive effect whatsoever. When a reference is made in this letter agreement to a Section, such reference shall be to a Section of this letter agreement unless otherwise indicated. The word “including” and words of similar import when used in this letter agreement will mean “including, without limitation,” unless otherwise specified.

[Remainder of page intentionally left blank]

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Sincerely,

Biomedical Treasure Limited

By: /s/ Joseph Chow

Name: Joseph Chow

Title: Director

[Signature Page to Equity Commitment Letter]

Agreed to and accepted:

CBPO Holdings Limited

By: /s/ Hui Li

Name: Hui Li

Title: Director

[Signature Page to Equity Commitment Letter]

EQUITY COMMITMENT LETTER

November 19, 2020

CBPO Holdings Limited

PO Box 309, Ugland House
Grand Cayman, KY1-1104
Cayman Islands

Ladies and Gentlemen:

This letter agreement sets forth the commitment of Biomedical Future Limited, an exempted company with limited liability incorporated under the Laws of the Cayman Islands (“Sponsor”), subject to the terms and conditions contained herein, to purchase, directly or indirectly, certain equity interests of CBPO Holdings Limited, an exempted company incorporated with limited liability under the Laws of the Cayman Islands (“Parent”). It is contemplated that, pursuant to that certain Agreement and Plan of Merger, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among Parent, CBPO Group Limited, an exempted company incorporated with limited liability under the Laws of the Cayman Islands and a wholly owned subsidiary of Parent (“Merger Sub”) and China Biologic Products Holdings, Inc., an exempted company organized and existing under the Laws of the Cayman Islands (the “Company”), Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the merger (“Surviving Company”) as a direct wholly owned subsidiary of Parent. Concurrently with the delivery of this letter agreement, each of Biomedical Treasure Limited and CC China (2019B) L.P. (collectively, the “Other Sponsors”) is entering into a letter agreement in a form and content substantially identical (other than for the amount of the Commitment) to this letter agreement (collectively, the “Other Sponsor Equity Commitment Letters”) committing to purchase or cause to be purchased certain equity interests of Parent. On October 26, 2020, CITIC Securities International Company Limited (“CSI”) entered into a commitment letter with Sponsor and certain other parties, committing to purchase or cause to be purchased certain equity interests of Sponsor in cash in an amount set forth therein which commitment will be used by Sponsor for purpose of funding its Commitment hereunder. This letter agreement is being delivered to Parent concurrently with the execution and delivery of the Merger Agreement by the Company, Parent and Merger Sub. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Merger Agreement.

1.                  Commitment. This letter agreement confirms the commitment of Sponsor, subject to the terms and conditions set forth herein, to contribute (or cause to be contributed) (the “Contribution”) to Parent, at or prior to the Effective Time, cash in the amount of up to US$79,299,960 (such amount, as may be reduced pursuant to this Section 1, the “Commitment”), in exchange for equity securities of Parent to be issued to Sponsor; provided that in the event that prior to the Closing, Sponsor or any of its Affiliates completes the acquisition of any Ordinary Shares from PW Medtech Group Limited (普华和顺集团公司), an exempted company with limited liability incorporated in the Cayman Islands (“PWM”), pursuant to that certain share purchase agreement, dated as of October 26, 2020, entered into by and between PWM and Sponsor (“the PWM SPA”), then the Commitment shall be automatically reduced by an amount equal to the number of Ordinary Shares so acquired multiplied by the Per Share Merger Consideration. Such Commitment, and the corresponding commitments under the Other Sponsor Equity Commitment Letters, shall be used by Parent, to the extent necessary, solely for the purpose of funding (or cause to be funded) a portion of the aggregate Per Share Merger Consideration required to be paid by Parent pursuant to the Merger Agreement. Sponsor shall not, under any circumstances, be obligated to contribute, directly or indirectly, more than the Commitment to Parent, Merger Sub or any other Person pursuant to the terms of this letter agreement, and the liability of Sponsor hereunder shall not exceed the amount of the Commitment less any portion of the Commitment that has been funded in accordance with the terms hereof. In the event that Parent does not require all of the funds to which Sponsor and the Other Sponsors have committed pursuant to this letter agreement and the Other Sponsor Equity Commitment Letters, as the case may be, to consummate the Merger, the amount of the Commitment to be funded under this letter agreement may be reduced in a manner agreed by Parent, Sponsor and the Other Sponsors but only to the extent that Parent and Merger Sub have sufficient fund to consummate the Merger and other transactions contemplated by the Merger Agreement following such reduction.

2.                  Conditions. The Contribution, including the obligation of Sponsor to fund the Commitment, shall be subject to (a) the execution and delivery of the Merger Agreement and the Other Sponsor Equity Commitment Letters by the parties thereto, (b) the satisfaction in full or waiver by Parent (pursuant to the terms of the A&R Consortium Agreement) of each of the conditions to Parent’s and Merger Sub’s obligations to consummate the Closing under Section 7.1 and Section 7.2 of the Merger Agreement (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the prior or substantially concurrent satisfaction or waiver of such conditions), (c) either the substantially contemporaneous consummation of the Closing in accordance with the terms of the Merger Agreement or the obtaining by the Company in accordance with Section 9.12 of the Merger Agreement of an Order requiring Parent and Merger Sub to cause the Equity Financing to be funded and to consummate the Closing, (d) the Debt Financing (or any Alternative Financing, if applicable) has been funded or will be funded substantially concurrently if the Equity Financing is funded at the Closing, and (e) the substantially contemporaneous closing of the contributions contemplated by the Other Sponsor Equity Commitment Letters, provided that the satisfaction or failure of the condition set forth in this sub-clause (e) shall not limit or impair the ability of Parent or the Company to seek enforcement of the obligations of Sponsor under and in accordance with this letter agreement, if (x) Parent or the Company, as applicable, is also concurrently seeking enforcement of each of the Other Sponsor Equity Commitment Letters or (y) each Other Sponsor has satisfied or will satisfy its obligations under its Other Sponsor Equity Commitment Letter in full concurrently with or prior to the funding of the Commitment by Sponsor hereunder in accordance with this letter agreement, and (f) PWM Closing has not yet occurred prior to Closing, provided that the Commitment shall be automatically reduced pursuant to Section 1 if the contemplated purchase and sale of Ordinary Shares under the PWM SPA is partially but not fully consummated. “PWM Closing” means the consummation of the purchase and sale of all of the Ordinary Shares contemplated under the PWM SPA.

3.                  Limited Guarantee. Concurrently with the execution and delivery of this letter agreement, Sponsor is executing and delivering to the Company a limited guarantee, dated as of the date hereof, related to certain payment obligations of Parent and Merger Sub under the Merger Agreement (the “Limited Guarantee”). The Company’s (i) remedies against Sponsor and its successors and assigns under the Limited Guarantee, (ii) remedies against Parent and Merger Sub and their respective successors and assigns under the Merger Agreement, and (iii) remedies against Sponsor and its successors and assigns pursuant to the Company Third Party Beneficiary Rights (as defined below) hereunder shall be, and are intended to be, the sole and exclusive direct or indirect remedies available to the Company, any of the direct or indirect shareholder of the Company or any of its subsidiaries, any Affiliate of the Company or such shareholder, or any of the Affiliates, equity holders, controlling persons, directors, officers, employees, members, managers, general or limited partners, representatives, advisors or agents of the foregoing against Sponsor or any of the Sponsor Affiliates (as defined below) in respect of any liabilities, losses, damages, obligations or recoveries of any kind (including special, exemplary, consequential, indirect or punitive damages or damages arising from loss of profits, business opportunities or goodwill, diminution in value or any other losses or damages, whether at law, in equity, in contract, in tort or otherwise) arising under, or in connection with any breach of the Merger Agreement (whether willfully, intentionally, unintentionally or otherwise) or of the failure of the Merger to be consummated for any reason or otherwise in connection with the transactions contemplated hereby and thereby or in respect of any representations made or alleged to have been made in connection therewith (whether or not Parent or Merger Sub’s breach is caused by the breach by Sponsor of its obligations under this letter agreement).

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4.                  Enforceability; Company Third Party Beneficiary Rights. This letter agreement may only be enforced by Parent and none of Company’s, Parent’s or Merger Sub’s creditors nor any other Person that is not a party to this letter agreement shall have any direct or indirect right to enforce this letter agreement or to cause Parent to enforce this letter agreement; provided that if and to the extent the Company is entitled to specific performance requiring Parent and Merger Sub to cause the Equity Financing to be funded and to consummate the Closing pursuant to, and subject to the conditions in, Section 9.12 of the Merger Agreement, and subject to the conditions described in Section 2 of this letter agreement, and subject further to Section 6 of this letter agreement, the Company is hereby made a third party beneficiary of the rights granted to Parent under this letter agreement to the extent, and only to the extent, of the rights set forth in Sections 1, 4, 5, 6 and 16 and shall be entitled to an injunction, specific performance or other equitable remedy to cause the Commitment to be funded hereunder in accordance with Section 1 hereof (the “Company Third Party Beneficiary Rights”). Subject to the Company Third Party Beneficiary Rights, Sponsor and Parent hereby agree that their respective agreements and covenants set forth herein are solely for the benefit of the other party hereto, in accordance with and subject to the terms of this letter agreement. In no event shall this letter agreement be enforced by any Person, unless (i) the enforcement of the Other Sponsor Equity Commitment Letters are being substantially concurrently pursued by Parent or the Company or (ii) each Other Sponsor has satisfied or will satisfy its obligations in full under its Other Sponsor Equity Commitment Letter concurrently with or prior to the funding of the Commitment by Sponsor hereunder in accordance with this letter agreement.

5.                  No Modification; Entire Agreement. This letter agreement may not be amended or otherwise modified without the prior written consent of (i) Parent and Sponsor and CSI, and (ii) with respect to any provisions of this letter agreement with respect to which the Company is expressly made a third party beneficiary pursuant to Section 4 of this letter agreement, the Company. This letter agreement, together with the Merger Agreement, the A&R Consortium Agreement (as amended from time to time), the Other Sponsor Equity Commitment Letters, the Limited Guarantee, the Other Guarantees (as defined in the Limited Guarantee), the Support Agreement and the Confidentiality Agreements constitutes the sole agreement, and supersedes all prior agreements, understandings and statements, written or oral, between Sponsor or any of its Affiliates, on the one hand, and Parent or any of its Affiliates, on the other, with respect to the transactions contemplated hereby.

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6.                  Governing Law; Jurisdiction.

(a)               Subject to Section 6(c), this letter agreement and all disputes or controversies arising out of or relating to this letter agreement or the transactions contemplated hereby shall be interpreted, construed and governed by and in accordance with the Laws of the State of New York without regard to the conflicts of Law principles thereof that would subject such matter to the Laws of another jurisdiction.

(b)               Any disputes, actions and proceedings against any party hereto or arising out of or in any way relating to this letter agreement shall be submitted to the Hong Kong International Arbitration Centre (“HKIAC”) and resolved in accordance with the Arbitration Rules of HKIAC in force at the relevant time and as may be amended by this Section 6 (the “Rules”). The place of arbitration shall be Hong Kong. The official language of the arbitration shall be English and the tribunal shall consist of three (3) arbitrators (each, an “Arbitrator”). The claimant(s), irrespective of number, shall nominate jointly one (1) Arbitrator; the respondent(s), irrespective of number, shall nominate jointly one (1) Arbitrator; and a third (3rd) Arbitrator will be nominated jointly by the first two (2) Arbitrators and shall serve as chairman of the arbitration tribunal. In the event the claimant(s) or respondent(s) or the first two (2) Arbitrators shall fail to nominate or agree the joint nomination of an Arbitrator or the third (3rd) Arbitrator within the time limits specified by the Rules, such Arbitrator shall be appointed promptly by the HKIAC. The arbitration tribunal shall have no authority to award punitive or other punitive-type damages. The award of the arbitration tribunal shall be final and binding upon the disputing parties. Any party to an award may apply to any court of competent jurisdiction for enforcement of such award and, for purposes of the enforcement of such award, the parties irrevocably and unconditionally submit to the jurisdiction of any court of competent jurisdiction and waive any defenses to such enforcement based on lack of personal jurisdiction or inconvenient forum.

(c)               Notwithstanding the foregoing, the parties hereto hereby consent to and agree that in addition to any recourse to arbitration as set out in this Section 6, any party or the Company may, to the extent permitted under the Laws of the jurisdiction where application is made, seek an interim injunction from a court or other authority with competent jurisdiction and, notwithstanding that this letter agreement is governed by the Laws of the State of New York, a court or authority hearing an application for injunctive relief may apply the procedural Law of the jurisdiction where the court or other authority is located in determining whether to grant the interim injunction. For the avoidance of doubt, this Section 6(c) is only applicable to the seeking of interim injunctions and does not restrict the application of Section 6(b) in any way.

7.                  Counterparts. This letter agreement shall not be effective until it has been executed and delivered by all parties hereto. This letter agreement may be executed by facsimile or electronic transmission in pdf format, and in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

8.                  No Third Party Beneficiaries. Subject to and except for the Company Third Party Beneficiary Rights, the parties hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other party hereto, in accordance with and subject to the terms of this letter agreement, and this letter agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder or any rights to enforce the Commitment or any provision of this letter agreement; provided, that, (a) notwithstanding anything to the contrary in this letter agreement, each Sponsor Affiliate (as defined below) shall be a third party beneficiary of any provisions herein that are for the benefit of such Sponsor Affiliate (including the provisions of Sections 3 and 11), and all such provisions shall survive any termination of this letter agreement indefinitely, and (b) CSI shall be expressly made a third party beneficiary hereunder and shall be entitled to specifically enforce the rights granted to Sponsor herein as if it were Sponsor hereunder. Without limiting the foregoing, Parent’s, the Company’s and/or their respective Affiliates’ creditors shall have no right to enforce this letter agreement or to cause Parent to enforce this letter agreement, directly or indirectly.

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9.                  Confidentiality. This letter agreement shall be treated as confidential and is being provided to Parent solely in connection with the Merger. This letter agreement may not be used, circulated, quoted, disclosed or otherwise referred to in any document (except for the Merger Agreement and any agreement or documents contemplated therein), except with the written consent of the other party; provided, however, that the existence and content of this letter agreement may be disclosed (a) by each of Sponsor and Parent to the Other Sponsors, the Company or their Representatives; (b) to the extent required by Law, the applicable rules of any national securities exchange or in connection with any SEC filings relating to the Merger and in connection with any litigation relating to the Merger, the Merger Agreement or the transactions as permitted by or provided in the Merger Agreement (provided that, to the extent practicable, Sponsor shall be provided with a reasonable opportunity to review and comment on such required disclosure in advance of such disclosure being made), and (c) by Sponsor to any Sponsor Affiliate that needs to know of the existence of and content of this letter agreement and is subject to the confidentiality obligations set forth herein.

10.              Termination. This letter agreement, and the obligation of Sponsor to fund the Commitment (as may be reduced pursuant to Section 1), will terminate automatically and immediately upon the earliest to occur of (a) the Closing, but subject to the performance of the funding of the Commitment by Sponsor; (b) the occurrence of the PWM Closing, (c) the valid termination of the Merger Agreement in accordance with its terms; (d) the discharge in full of Sponsor’s obligation to complete the funding of the Commitment (as reduced pursuant to Section 1) at or prior to the Closing; (e) the Company’s receipt in full of the Parent Termination Fee under the Merger Agreement; or (f) the assertion by the Company or any of its Affiliates, directly or indirectly, in any litigation or other legal proceeding, of any claim, whether in tort, contract or otherwise, against any of Sponsor, any Sponsor Affiliate, Parent or Merger Sub, arising out of or otherwise relating to this letter agreement, the Limited Guarantee, the Merger Agreement or any of the transactions contemplated hereby or thereby (other than (x) a claim seeking an Order of specific performance or other equitable relief to cause the funding of the Commitment in accordance with Section 4 hereof or (y) a claim seeking an Order of specific performance or other equitable relief against Parent or Merger Sub in accordance with Section 9.12 of the Merger Agreement). Upon termination of this letter, Sponsor shall not have any further obligations or liabilities hereunder.

11.              No Recourse. Notwithstanding anything that may be expressed or implied in this letter agreement, or any document or instrument delivered in connection herewith, Parent, by its acceptance of the benefits of this letter agreement, covenants, agrees and acknowledges that (a) no Person (other than Sponsor, Parent and their respective successors and permitted assigns) has any obligation hereunder (whether of an equitable, contractual, tort, statutory or other nature), and (b) notwithstanding that Sponsor may be a partnership or limited liability company, Parent has no right of recovery under this letter agreement or under any document or instrument delivered in connection herewith or in respect of any representations made or alleged to have been made in connection herewith or therewith, or for any claim based on, in respect of, or by reason of, such obligations or their creation, against, and no recourse shall be had against, and no personal liability shall attach to, CSI, the former, current or future direct or indirect equity holders, controlling persons, Affiliates, portfolio companies, directors, officers, employees, agents, advisors, representatives, members, managers, general or limited partners or assignees of CSI, Sponsor, any investment fund or vehicle advised or managed by CSI or Sponsor, or any former, current or future direct or indirect equity holder, controlling person, director, officer, employee, general or limited partner, member, manager, Affiliate, portfolio companies, agent, advisors or representatives of any of the foregoing (each, a “Sponsor Affiliate”), through Sponsor or otherwise, whether by or through attempted piercing the corporate veil, by or through a claim (whether at law or equity or in tort, contract or otherwise) by or on behalf of Parent or Sponsor against any Sponsor Affiliates, whether by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Law, or otherwise. For the avoidance of doubt, none of Sponsor, Parent, Merger Sub, the Other Sponsors or their respective successors and assigns under the Merger Agreement, this letter agreement, the Other Sponsor Equity Commitment Letters, the Limited Guarantee or the Other Guarantees (as defined in the Limited Guarantee) shall be a Sponsor Affiliate.

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12.              Representations and Warranties of Sponsor. Sponsor hereby represents and warrants that (a) it is duly incorporated, validly existing and in good standing under the laws of the jurisdiction in which it is formed and has all requisite corporate or similar power and authority to execute, deliver and perform this letter agreement; (b) the execution, delivery and performance of this letter agreement by Sponsor have been duly authorized by all necessary action on Sponsor’s part and do not contravene any provision of Sponsor’s organizational documents or any Law, regulation, rule, decree, order, judgment or contractual restriction binding on Sponsor or its assets; (c) except as is not, individually or in the aggregate, reasonably likely to impair or delay Sponsor’s performance of its obligations in any material respect, all consents, approvals, authorizations, permits of, filings with and notifications to, any governmental authority necessary for the due execution, delivery and performance of this letter agreement by Sponsor have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any governmental authority or regulatory body is required in connection with the execution, delivery or performance of this letter agreement; (d) this letter agreement has been duly and validly executed and delivered by Sponsor and (assuming due execution and delivery of this letter agreement, the Merger Agreement and the Limited Guarantee by the respective parties hereto and thereto, other than Sponsor) constitutes a legal, valid and binding obligation of Sponsor enforceable against Sponsor in accordance with its terms, subject to the Bankruptcy and Equity Exception; and (e) Sponsor will have, prior to the Effective Time, the financial capacity to pay the Commitment and perform its obligations under this letter agreement.

13.              Representations and Warranties of Parent. Parent hereby represents and warrants to Sponsor that (a) it is duly incorporated, validly existing and in good standing under the laws of the jurisdiction in which it is formed and has all requisite corporate or similar power and authority to execute, deliver and perform this letter agreement; (b) the execution, delivery and performance of this letter agreement have been duly authorized by all necessary action on Parent’s part and do not contravene any provision of Parent’s organizational documents or any Law, regulation, rule, decree, order, judgment or contractual restriction binding on Parent or its assets; (c) all consents, approvals, authorizations, permits of, filings with and notifications to, any governmental authority necessary for the due execution, delivery and performance of this letter agreement by Parent have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any governmental authority or regulatory body is required in connection with the execution, delivery or performance of this letter agreement; and (d) this letter agreement has been duly and validly executed and delivered by Parent and (assuming due execution and delivery of this letter agreement, the Merger Agreement and the Limited Guarantee by the respective parties hereto and thereto, other than Parent) constitutes a legal, valid and binding obligation of Parent enforceable against Parent in accordance with its terms, subject to the Bankruptcy and Equity Exception.

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14.              Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person or upon confirmation of receipt when transmitted by facsimile transmission or by electronic mail or on receipt after dispatch by registered or certified mail, postage prepaid, addressed, or on the next business day if transmitted by international overnight courier, in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to Sponsor, to:

18 F, Jialong International Tower

No. 19, Chaoyang Park Road

Chaoyang District, Beijing

PRC 100125

Attention: Joseph Chow

Email: chow_joseph2000@yahoo.com

With a copy to (which shall not constitute notice):

Merits & Tree Law Offices

5th Floor, Raffles City Beijing Office Tower

No.1 Dongzhimen South Street

Dongcheng District, Beijing

PRC 100007

Attention: Youyuan Jin

Email: youyuan.jin@meritsandtree.com

If to Parent, to:

c/o PO Box 309, Ugland House
Grand Cayman, KY1-1104
Cayman Islands

with a copy to:

Suite 1008, Two Pacific Place, 88 Queensway, Hong Kong
Attention: Andrew Chan

with a copy to (which shall not constitute notice):

Kirkland & Ellis

26th Floor, Gloucester Tower, The Landmark

15 Queen’s Road Central, Hong Kong

Attention: Gary Li; Xiaoxi Lin

Facsimile: +852 3761 3301
Email: gary.li@kirkland.com; xiaoxi.lin@kirkland.com

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15.              Waiver of Jury Trial. EACH OF THE PARTIES TO THIS LETTER AGREEMENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS LETTER AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 15.

16.              Assignment. This letter agreement shall not be assigned by any of the parties (whether by operation of Law or otherwise) without the prior written consent of the other party hereto, CSI and the Company (which shall be given or withheld solely in the discretion of the other party, CSI and the Company). Any attempted assignment in violation of this Section 16 shall be null and void.

17.              Severability. Any term or provision of this letter agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the sole extent of such invalidity or unenforceability without rendering invalid or unenforceable the remainder of such term or provision or the remaining terms and provisions of this letter agreement in any jurisdiction and, if any provision of this letter agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

18.              Interpretation. Headings of the Sections of this letter agreement are for convenience of the parties only and shall be given no substantive or interpretive effect whatsoever. When a reference is made in this letter agreement to a Section, such reference shall be to a Section of this letter agreement unless otherwise indicated. The word “including” and words of similar import when used in this letter agreement will mean “including, without limitation,” unless otherwise specified.

[Remainder of page intentionally left blank]

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Sincerely,

Biomedical Future Limited

By: /s/Joseph Chow

Name: Joseph Chow

Title: Director

[Signature Page to Equity Commitment Letter]

Agreed to and accepted:

CBPO Holdings Limited

By: /s/ Hui Li

Name: Hui Li

Title: Director

[Signature Page to Equity Commitment Letter]